Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195143) of IMS Health Holdings, Inc., of our report dated February 13, 2015 relating to the financial statements and financial statements schedules, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, NY
February 13, 2015